Exhibit 4.8

Resolutions adopted by the ILOG S.A. shareholders on October 18, 2000 relating to the grants of warrants

Authorization to issue warrants to subscribe for a total of 24,000 shares in the Company reserved for issuance to Messrs. Pascal Brandys, Philippe Claude, Edouard Efira, Marc Fourrier, Fredric Harmon and Michel Alard.

The Shareholders’ Meeting, satisfying quorum and majority rules for extraordinary meetings,

Having heard the Board of Directors’ Report and the Statutory Auditors’ Special Report,

Resolves to increase the share capital by a maximum nominal value of FF 96,000, in one or more issues, by the issuance of a maximum of 24,000 warrants giving right to subscribe for a maximum of 24,000 new ILOG shares of FF 4 nominal value each,

Resolves to waive the preferential subscription rights of the shareholders to the warrants and to reserve the right to subscribe for the warrants to Messrs Pascal Brandys, Philippe Claude, Edouard Efira, Marc Fourrier, Fredric Harmon and Michel Alard.

Resolves that the issuance of the warrants entails the formal waiver by the shareholders of their preferential subscription rights to subscribe for the new shares to be issued upon the exercise of such warrants.

Resolves that the warrants shall be exercised within a 5 year-period following their issuance.

Resolves that the amount receivable by the Company for each share issued upon the exercise of the warrants, after deduction of the issuance price for warrants, will be equal to the closing price for a share on the Nouveau Marché on the last trading day preceding the decision of the Board to grant these warrants.

Grants to the Board of Directors full powers, including the right to delegate the Chairman, to implement this authorization, including:

•	To determine the dates and terms of such issuance or issuances;

•	To set the price and the conditions of such issuance of warrants and shares to be issued upon exercise of the warrants within the limits laid down by this authorization;

•	To carry out all necessary measures in order to protect the rights of the holders of warrants upon the occurrence of an operation mentioned in Articles 171 and seq. of the Decree of March 23, 1967;

•	To finalize the share capital increases resulting from the exercise of the warrants;

•	To modify the by-laws accordingly and more generally, to take all necessary measures.

Such authorization shall remain valid for a period of one year from the date of this Meeting of Shareholders.

Authorization to issue warrants to subscribe for a total of 12,000 shares in the Company reserved for issuance to Messrs. Gilles Kahn, Martin Groetschel and Ben Shneiderman.

The Shareholders’ Meeting, satisfying quorum and majority rules for extraordinary meetings,

Having heard the Board of Directors’ Report and the Statutory Auditors’ Special Report,

Resolves to increase the share capital by a maximum nominal value of FF 48,000, in one or more issues, by the issuance of a maximum of 12,000 warrants giving right to subscribe for a maximum of 12,000 new ILOG shares of FF 4 nominal value each,

Resolves to waive the preferential subscription rights of the shareholders to the warrants and to reserve the right to subscribe for the warrants to Messrs Gilles Kahn, Martin Groetschel and Ben Shneiderman.

Resolves that the issuance of the warrants entails the formal waiver by the shareholders of their preferential subscription rights to subscribe for the new shares to be issued upon the exercise of such warrants.

Resolves that the warrants shall be exercised within a 5 year-period following their issuance.

Resolves that the amount receivable by the Company for each share issued upon the exercise of the warrants, after deduction of the issuance price for warrants, will be equal to the closing price for a share on the Nouveau Marché on the last trading day preceding the decision of the Board to grant these warrants.

Grants to the Board of Directors full powers, including the right to delegate the Chairman, to implement this authorization, including:

•	To determine the dates and terms of such issuance or issuances;

•	To set the price and the conditions of such issuance of warrants and shares to be issued upon exercise of the warrants within the limits laid down by this authorization;

•	To carry out all necessary measures in order to protect the rights of the holders of warrants upon the occurrence of an operation mentioned in Articles 171 and seq. of the Decree of March 23, 1967;

•	To finalize the share capital increases resulting from the exercise of the warrants;

•	To modify the by-laws accordingly and more generally, to take all necessary measures.

Such authorization shall remain valid for a period of one year from the date of this Meeting of Shareholders.